UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: May 31, 2007

ASIA8, INC.

(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

000-27735 (Commission File Number)	77-0438927 (IRS Employer Identification Number)

Eric Montandon, Chief Executive Officer
2465 West 12th Street, Suite 2 Tempe, Arizona 85281-6935
(Address of principal executive offices)

(480) 505-0070
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

                       Page

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS	3

PART I	3
Description of Business	3
The Agreements	6
Competition	13
Marketability	14
Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements and Labor Contracts	14
Governmental and Environmental Regulation	15
Risk Factors	16
Employees	16
Reports to Security Holders	21
Management's Discussion and Analysis	21
General	21
Business Strategy	21
Results of Operations	23
Off Balance Sheet Arrangements	26
Critical Accounting Policies	26
Stock Based Compensation	27
Recent Accounting Pronouncements	28
Going Concern	29
Forward Looking Statements	30
Description of Property	30
Security Ownership of Certain Beneficial Owners and Management	30
Directors, Executive Officers, Promoters and Control Persons	31
Executive Compensation	34
Certain Relationships and Related Transactions	35
Description of Securities	35
PART II	36
Market Price of and Dividends on the Registrant's Common Equity and Other Shareholder Matters	36
Legal Proceedings	36
Changes in and Disagreements with Accountants	36
Recent Sales of Unregistered Securities	36
Indemnification of Officers and Directors	40
PART F/S	40
PART III	40

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS	40

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS	41

SIGNATURES	42

As used in this current report on Form 8-K, the terms “Corporation,” “we,” “our,” and “us” refer to Asia8, Inc. The term “Unic Distribution Agreement” refers to the agreement between the Corporation and Peter Prescott. The term “Trident Distribution Agreement” refers to the agreement between the Corporation and Asian Dragon Entertainment and Gaming Corporation. The term “Atomix Distribution Agreement” refers to the agreement between the Corporation and Peter Prescott. The business, operations, and other material information concerning the Unic Distribution Agreement, the Trident Distribution Agreement, and Atomix Distribution Agreement are set forth below in Item 2.01.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

PART I

DESCRIPTION OF BUSINESS

Asia8, Inc., a Nevada corporation, was incorporated in September of 1996 as H&L Investments, Inc. On December 22, 1999 our name changed to Asia4sale.com, Inc. in connection with our acquisition of Asia4Sale.com, Ltd., a Hong Kong registered software development company. Asia4Sale.com developed a web based system for business to business and business to consumer selling, bartering, and auctioning of consumer goods and services to the Asian market place. Unfortunately, the system was not widely accepted and our introduction corresponded with a general downturn in business to business and business to consumer e-commerce which conditions caused us to abandon e-commerce software operations. We eventually sold Asia4Sale.com, Ltd. to an unrelated party in January of 2005.

On June 30, 2000, we acquired 49% of World Wide Auctioneers, Inc., a Nevada registered corporation, holding 100% of British Virgin Island registered company World Wide Auctioneers, Ltd (“WWA”), an international equipment auction company. World Wide Auctioneers, based in the United Arab Emirates (U.A.E.), holds unreserved auctions for the sale of construction, industrial and transportation equipment on a consignment basis. On August 8, 2003, World Wide Auctioneers, Inc. sold 100% of World Wide Auctioneers, Ltd., to a Nevada registered company, WWA Group, Inc., in a stock for stock transaction. The exchange caused us to acquire a minority equity investment in WWA Group which is accounted for using the equity method. As of October 1, 2007, the Corporation holds 7,291,516 shares of the common stock of WWA Group, which is equal to 42.3% of WWA Group’s issued and outstanding shares.

The relationship between the Corporation and WWA Group is one of common control, as the chief executive officer of both companies is the same person. The Corporation benefits from the contacts and business development opportunities generated by WWA Group’s business activities and infrastructure in the U.A.E. We intend to provide additional financial and business support to WWA Group to help grow the value of our equity interest, and to provide us opportunities for acquisition and development that are related to or generated by WWA Group.

On May 31, 2007 we acquired the exclusive rights from Peter Prescott to distribute Unic Cranes in the U.A.E., manufactured in Japan by the Furukawa Co., Ltd. We have since commenced sales of Unic Cranes and have sold 17 Unic Cranes to date. The Unic Agreement was followed by the Trident Agreement which closed on June 30, 2007 pursuant to which we acquired from Asian Dragon Entertainment and Gaming Corporation the exclusive right to sell Trident Tri Cars in the U.A.E. and 19 other countries to be determined from over a 24 month period. We have since sold two sub-distributorships. On June 30, 2007, we also acquired from Peter Prescott the exclusive right to sell Atomix Boats in the U.A.E. We have since sold four Atomix Boats.

OPERATIONS

Minority Interest in WWA Group, Inc.

On June 30, 2000, the Corporation acquired 49% of World Wide Auctioneers, Inc., a Nevada registered corporation, holding 100% of British Virgin Island registered company World Wide Auctioneers, Ltd., an international equipment auction company. On August 8, 2003, World Wide Auctioneers, Inc. sold 100% of World Wide Auctioneers, Ltd., to WWA Group, Inc., in a stock for stock transaction. As of October 1, 2007, the Corporation holds 7,291,516 shares of the common stock of WWA Group, which is equal to 42.3% of WWA Group’s issued and outstanding shares.

Business

WWA Group, through its wholly owned subsidiary WAA, is one of the world's largest auctioneers of transportation and industrial equipment. WWA operations are focused on high-growth, underserved regions outside of North America that are transforming into luxury tourism and international economic centers. Since its inception in 2001, WWA has auctioned more than $550 million worth of vehicles and equipment from its Dubai facilities. WWA also manages unreserved auctions in Australia through a joint venture partner.

WWA is further distinguished as the largest seller of second-hand construction equipment in the Arab Gulf Cooperation Council (GCC) countries -- Saudi Arabia, Kuwait, the United Arab Emirates, Qatar, Bahrain and Oman. Auctions are conducted on location and through the WWA BIDLive online bidding system.

WWA’s primary auctioned items include mobile and stationary earthmoving and construction equipment such as crawler tractors, excavators, wheel loaders, cranes, trucks and trailers, generators, compressors, agricultural tractors, and forklifts. Much of the equipment can be used in multiple industries and in diverse geographic locations. We also sell light vehicles and other related items such as boats and motorcycles. WWA Group also generates commission and service income from these auctions.

WWA is now beginning the execution of its expanded operations plan to leverage its dominant equipment auction and trading base into a diversified business including activities in the Gulf region that are related to heavy equipment. During 2006 WWA acquired a shipping vessel known as the M/V Iron Butterfly that is now under charter to provide transportation services and a 32.5% minority interest in Power Track Projects FZE, a mining company that operates a limestone quarry in the U.A.E.

WWA Group is subject to the informational requirements of the Securities Exchange Act of 1934, as amended and as such files reports, proxy statements and other information with the Commission. Filings can be viewed on the Internet at www.sec.gov.

The Unic Distribution Agreement

On May 1, 2007, the Corporation entered into an agreement with Peter Prescott to acquire the exclusive right to distribute Unic Cranes in the U.A.E., manufactured in Japan by the Furukawa Co., Ltd in exchange for assuming ownership of Mr. Prescott’s equipment assets in the U.A.E., and associated liabilities. The Unic Distribution Agreement called for the Corporation to take over ownership of $415,000 worth of equipment at book value, along with $415,000 of associated liabilities, and the rights to the exclusive distributorship appointment by Unic, in return for 800,000 shares of our common stock. The agreement closed on May 31, 2007.

Products

Unic Cranes are among the world’s most popular and highly regarded products within their market niche that have achieved a dominant market position in Japan and several other markets. Unic produces a range of innovative light lifting equipment products, which are noted for flexibility, easy operation, safety, and economy. Unic Cranes feature remote radio-controlled operation, flexile booms with multiple lifting and grabbing attachments for handling different types of loads, and a variety of features designed to enhance safety and efficiency. Unic’s unique crawler cranes can gain access to work sites and other locations that cannot be reached by wheeled vehicles.

The Unic A094CR mini-crane won the “best Tools and Access Product” award at the recent Interbuild exhibition at the United Kingdom, and the product’s ability to move inside buildings and work in spaces inaccessible to other cranes is attracting attention throughout the industry. The URW A295CR mini crawler crane was featured on Discovery Channel’s “Mean Machines” series as one of the most useful, innovative products in its category in the world.

Unic products are compact, efficient, and easy to maneuver, characteristics ideally suited to the busy, confined, urban construction environments that are typical of the U.A.E.

Markets

The rapidly accelerating U.A.E. construction market creates enormous potential demand for the Unic lifting products that the Corporation is now distributing. Much of the country’s developments are now in dense, crowded urban environments, and the compact, efficient Unic products are ideally suited to loading, unloading, and on-site handling of construction materials under these conditions, and to ongoing finishing and maintenance work. As the overall economy matures in the country and more in-fill land is developed, the trend is expected to move toward more use of light, efficient handling machinery rather than manual labor and large multi-purpose lifting equipment.

In Japan and Southeast Asian markets where development is dense, Unic has sold over 5,000 cranes over the last 5 years. Unic has sold over 1,500 cranes in Taiwan alone in the last 5 years. As the U.A.E. becomes more developed and dense, we expect the market demand for Unic products to reach levels of established Southeast Asian countries.

In the table below are export figures provided by Unic for 2004 – 2006. The 2006 Middle East figures include cranes sold by the U.A.E. dealership acquired by the Corporation.

Unic Exports

2004	2005 2006
Middle-East	60 units	50 units 130 units
North America	60 units 165 units	50 units
Europe	70 units 120 units	160 units
Australia	80 units 60 units	45 units
Taiwan	310 units	300 units	300 units

The above quantities do not include the exported cranes which were mounted on trucks in Japan and sold as a package. Unic Thailand reports that the total market for truck mounted cranes of 2 - 15 ton size is about 400 units per year. Unic sells approximately 100 of these units per year, with Tadano also selling 100 and the balance distributed amongst Palfinger, Hiab, and several other lesser known brands. The markets in Thailand and Taiwan are good comparisons to the U.A.E.

Japanese industrial products are well received in the U.A.E., and Unic’s pricing and features compare favorably with competing products. Our extensive research and experience in the U.A.E. gives us reason to believe that we can create a significant market share in the U.A.E. for these products. More than 30 units were sold in the U.A.E. from March 2006 through April 2007, at an average gross margin of about 15%, or $4,500 per unit. We have sold 17 cranes at a gross margin of $11,000 each from May 1, 2007 up to the date of this report. With our expanded network of customers in the U.A.E. and our sales channels we expect to increase these sales figures to over 100 units per year by 2009.

The Trident Distribution Agreement

On May 1, 2007, the Corporation entered into the Trident Distribution Agreement with Asian Dragon Entertainment and Gaming Corporation. The agreement called for the Corporation to pay a cash fee of $65,000 for first right of refusal to acquire the sole distributorships for Trident Tri Cars in the U.A.E. and 19 other countries of our choice in a 24 month period. The Corporation is obligated to pay a cash fee of $10,000 per country, with a minimum order of 40 units in the first year of distribution, for each country for which it has acquired exclusive distribution rights. The Corporation pays a fee to Asian Dragon of $100 per vehicle sold, over the manufacturer’s price, for each vehicle ordered. The Corporation also pays a commission to Asian Dragon of 25% of any fee charged by the Corporation to any sub-distributor appointed in any of its countries. The agreement closed on June 30, 2007.

Products

The Trident 3-wheeled vehicle was designed and is manufactured in China. The manufacturer builds a range of compact vehicles, which use light internal combustion engines driven by natural gas, gasoline engines or electric propulsion systems. The vehicle was specifically designed to be sold to businesses and individuals in China’s rapidly developing urban areas. It is lightweight, compact, inexpensive, environmentally sound, and economical to operate. These qualities make the Trident extremely attractive to consumers in many other markets, especially in areas where fuel economy is a desired feature and incentives are offered for environmentally sound vehicles with few or no emissions. The Trident is ideally suited for urban light commercial use as a delivery or shuttle vehicle and for use by families seeking an inexpensive vehicle capable of highly economical local operation. The manufacturer has agreed to brand a range of the vehicles under the Trident name, specifically modified as per the requirements of the Trident master distributor, for export outside of China.

The Corporation intends to focus on the distribution on one of the variant Trident models that seats 4 people, is air conditioned, and can reach a maximum speed of 120 kilometers per hour. The Compressed Natural Gas (CNG) version of this model can drive over 30 km on a liter of fuel. The Trident fills an underserved niche between the motorcycle and currently available small cars, and is ideally suited to price-sensitive market conditions in many developing nations, where emerging middle classes and small businesses require inexpensive transport equipment that is economical to operate and maintain.

Markets

We believe that the motor vehicle market in the U.A.E. offers a significant opportunity for our Trident vehicle distributorship. The U.A.E. is often viewed primarily as a market for high-end luxury vehicles, but there is also a large and growing demand for small, economical vehicles appropriate to small business use and as a family vehicle for the large and growing number of middle class workers.

The U.A.E.’s motor vehicle market has seen enormous growth in the last 5 years. In Abu Dhabi, the capitol, the number of registered vehicles increased 650% between 2001 and 2006, from 27,338 to 212,686. This demand is generated by economic growth, and also by a rapidly increasing population: the U.A.E.’s population has increased by 74.8% since 1995, and continues to grow at a rate of over 7% per year, driven primarily by immigration of working adults. In Dubai, the population increased from 1.13 million in 2005 to 1.422 million in 2006, and is expected to reach 2.0 million by 2010.

A recent consumer poll by AC Neilson showed that Internet users in the U.A.E. have the highest vehicle penetration in the world, together with Italians and Americans, with 93% of respondents owning a vehicle. The Neilson poll indicated that 85% of the respondents in the U.A.E. have been affected by high fuel prices and almost half are trying to use their vehicles less in order to control fuel expenses, while almost none would be willing to exchange their vehicle for a motorcycle, scooter, or bicycle.

This conjunction of attachment to the motor vehicle and sensitivity to price increases creates an obvious market niche for compact, inexpensive, and highly economical vehicles like the Trident. The Trident is an ideal candidate for delivery-based businesses, lower middle income families that want personal transportation but cannot afford to own or operate a conventional vehicle, or as a second vehicle for use in daily travel to stores, schools, and markets.

The Trident has been well received in markets where it has been introduced. Approximately 15,000 Trident vehicles were sold in China in 2006 and another 300 were sold in Peru and Egypt in 2006 and 2007, according to the manufacturer. These countries are not part of our exclusive distribution territories.

While the Corporation is focusing initial attention on the U.A.E. market, we also have distribution rights for several other potentially enormous markets, including Indonesia, a rapidly developing nation with a population of over 240 million, Pakistan, and a number of countries in North African and Eastern Europe. There is an almost unlimited market for environmentally friendly, low cost commercial vehicles in the regions we are targeting. Since June 30, 2007 we have sold 2 Trident sub-distributorship agreements as our entry into establishing a network of sub-distributors that will prospectively sell these vehicles into the huge base of potential buyers.

The Atomix Distribution Agreement

On May 1, 2007, the Corporation entered into an agreement with Peter Prescott to acquire the rights to the exclusive distributorship agreement for Atomix Boats in the U.A.E., manufactured in China by the Atomix Boats Co. Ltd. Zhejiang, in exchange for 600,000 shares of our common stock. The agreement closed on June 30, 2007.

Products

Atomix Boats has established a new composite boat manufacturing facility in China. Atomix Boats include a range of 8 designs from 4 to 10 meters including bow riders, cabin cruisers, sports cruisers, fisherman, centre consoles and RIB's (rigid hull inflatable). Other Atomix products include a selection of inflatable boats and trailers including boat trailers and general purpose trailers.

Atomix China is owned by New Zealand nationals. Expertise and experience is drawn from other New Zealand companies to ensure the quality and reliability of all Atomix products having been carefully selected from the best in the world. Among these companies are Bakewell White Yacht Design, and High Modulus, who have been providing technical assistance and support both on and off site. The New Zealand marine industry, built on a strong domestic market, has developed into an internationally credible supplier of innovative products and some of the finest boats in the world.

Atomix Boats products are all 100% hand-laid to achieve maximum quality and consistency. High Modulus supplies engineering expertise to ensure that all products are built to meet CE requirements and to achieve optimum strength to weight ratios. There is no structural timber used in any Atomix products and all reinforcing is done with high density foam using foam sandwich construction techniques. Quality assurance is provided by a team of New Zealand boat builders that remain onsite both to train staff and monitor production.

Atomix Boats are designed to achieve the critical balance between style, safety, comfort and performance. With an original and unmatched hull design, a proven high-tech construction, Atomix yachts bring together all the ingredients of comfort and ease of handling. The boats are equipped with Volvo or Mercruiser diesel and gasoline engines made outside of China. The boats are priced well below the competitors in the 4 to 10 meter range, due to lower manufacturing costs.

Markets

In an article published in April 2007 in the Gulf News by Erwin Bamps, Executive Manager of local market leader Gulf Craft, he stated that there are 13,000 boats in U.A.E. at the moment and the market can expect another 10,000 to 30,000 pleasure boats once new marinas are built. He estimated that currently one out of 350 people owns a boat in the U.A.E., while in Australia & New Zealand one out of 10 people owns a boat.

According to the Gulf Boating Market Report, a strong increase in marina leisure is projected for the U.A.E., Kuwait and Qatar. Around the Gulf, their estimate is one boat for every 423 residents. The report states that leisure fishing is one of the main drivers for boating in the Gulf, due to the traditional aspect of fishing and pearl-diving in the past. However, with the increasing number of overseas property purchasers in Dubai, imported boats from leading European and US builders are on the increase.

The annual Dubai International Boat Show is one of the top 5 most visited boat shows in the world, with than 25,000 visitors reported for 2007.

State owned Nakheel, the largest oceanfront property developer in the U.A.E., has signed a management agreement with Island Global Yachting to build and operate marinas in all their developments in the U.A.E. Andrew Farkas, chief executive officer of Island Capital Group said, "We are excited about the expansion of our partnership with Nakheel, whose visionary projects and renowned developments have established Dubai as a new world-class destination for business and luxury tourism. Our partnership will pave the way for potentially more than 40,000 new marina berths, which will establish Dubai as a global yachting destination and facilitate the growth of the marina industry in the Middle East." This partnership will create an extraordinary opportunity for worldwide marina manufacturers, developers and service providers to contribute their expertise to and benefit from this unparalleled waterfront development in Dubai. Nakheel currently has $30 billion worth of projects under development, which will add 1,500 km (approximately 932 miles) of waterfront property to Dubai once they are completed. There are currently only 1,000 boat berths in Dubai.

Local and international banks have been quick to realize the opportunity for growth in pleasure boat sales, offering a range of financing options for potential boat owners. UK-based HSBC requires a 30 per cent down payment and a valid boat and life insurance. The National Bank of Abu Dhabi (NBAD) also offers two types of boat financing loans for any person who makes more than $5,000 per month in salary. The estimates from all sources range from 25,000 new marina berths in Dubai, to 40,000 berths coming on line in Nakheel projects alone. These estimates do not include the thousands of berths and waterfront housing units coming on line in Abu Dhabi, Umm al Quwain, and the increasingly popular Ras al Khaimah.

We believe that there is potential for sales of at least 40,000 boats in the under-10-meter, motor powered category in the next 5 years in the U.A.E. While we have yet to determine the marketability of the Atomix product, our research indicates that we can sell the boats at a significant profit but at less than the average local market price for the category. We have sold four units at an average gross profit of 20% since May 15, 2007.

General Market Conditions

For the foreseeable future, the Corporation’s business interests are focused on opportunities within the United Arab Emirates (U.A.E.). Our business will also be affected by the overall economic environment in the Gulf Cooperation Council (Saudi Arabia, the United Arab Emirates, Kuwait, Qatar, and Oman, collectively the “GCC”).

The GCC is the world’s fastest growing and most dynamic economic region led by the Dubai and the U.A.E. governments as the primary catalysts and master planners of the current GCC business plan. Lehman Brothers, in a May 2007 report titled “Beyond Petrodollars: Globalization and Sustainable Development in the Middle East,” stated that as of early April 2007, there were over two thousand ongoing and planned infrastructure projects in the GCC countries, amounting to an estimated $1.3 trillion plus of investments over the period 2007-2012. According to the Middle East Economic Digest (MEED), which tracks these projects, the total value of these projects may have risen by $300 billion since the start of this year, reflecting the rapid rate at which new projects are being added. MEED reports that projects in the U.A.E account for over $300 billion of this total.

This unprecedented regional construction boom is fueled by sustained high energy prices: oil and gas export receipts for the GCC rose 40%, to $291 billion, in 2005, and reached a record $330 billion in 2006. Brad Bourland, Chief Economist with the Saudi American Bank, predicts that the GCC states may earn $24 trillion from crude exports over the next 20 years, assuming an average oil price of $50/barrel, with Saudi Arabia earning $13tn and its five Gulf neighbors bringing in $11tn.

The prevailing environment of high energy prices is expected to prevail for a number of years, and many analysts believe that the $50-60 range may become the new standard oil price benchmark. Oil price booms in the past have been driven primarily by political instability in the Middle East. While this is a factor in today’s boom, it is by no means the only factor. Surging energy demand from China and India has become a significant influence on energy markets, and even with OPEC production at full capacity, the supply/demand equation still favors sustained high prices. The large ongoing investments in new production will eventually raise current supply ceilings, but demand is increasing as fast or faster than supply, and virtually all forecasts suggest that high oil prices – and correspondingly high consumer growth in the GCC, in particular, will break out of the boom/bust cycle and move to an extended period at the high end of historical price ranges.

GCC Governments are managing the proceeds of this oil boom in a manner radically different from the policies of previous decades, which saw oil revenues primarily invested in US and European banks, real estate and financial markets. Massive amounts of cash reserves that were repatriated from the US after September 11, 2001, combined with huge oil revenue surpluses from 2002 through 2007, are being devoted to domestic investments aimed at building modern infrastructure, expanding oil and gas production, and building a diversified industrial and commercial base capable of sustaining the region even in a post-hydrocarbon economy.

The Lehman Brothers report cited above summed up the region’s immediate potential in these terms:

“The six GCC countries (Bahrain, Kuwait, Oman, Qatar, Saudi Arabia and the UAE) have seen nominal GDP growth hovering near 20% for the past four years. Given our forecast of sustained high oil prices, we expect these growth levels to continue through this decade. Non-petroleum sectors of the GCC are growing at rapid and in some cases double-digit rates; new regulatory regimes are encouraging capital and equity market developments, guaranteeing property and financial rights within the region for foreign and local investors. The groundwork has been laid for a new Middle East that can take its place alongside the US and China as a critical engine of global growth.”

The International Monetary Fund, in a May 2007 report titled “Regional Economic Outlook, Middle East and Central Asia” reaches similar conclusions, pointing out that “the balance of risks in the oil market appears to be on the upside. Strong macroeconomic policies, increases in international reserves, and declining debt in recent years will help the region withstand all but the most severe shocks”. The IMF report comments: “Oil-exporting countries’policies are on the right track. Even with moderately lower oil prices, programs to boost social and infrastructure investment can still be financed comfortably.”

The GCC countries are shielding themselves from any potential downturn in oil prices through major investments in productive enterprises around the world. The Institute of International Finance (IIF) estimates that GCC purchases of foreign assets in 2006 and 2007 will exceed $450 billion, and that total foreign assets now held by the GCC now surpass $1 trillion. Dubai government investment firms DP World and Isthitmar alone have spent over $40 billion in 2007 on high profile foreign assets, in a wide array or industries ranging from ports and stock exchanges, to golf course management companies. These investments provide a very substantial financial cushion: Lehman Brothers reports that “there are estimates that already for some of the smaller GCC members’ earnings from investments are on a par with or may even exceed earnings from hydrocarbons.” This is certainly the case in Dubai, where petroleum exports have been declining for years but the non-petroleum sector of the economy has been booming.

This sustainable regional economic surge has generated market conditions that directly impact the Corporation’s business, and our business plan is designed specifically to take advantage of these developments.

The relatively hydrocarbon-poor Dubai government, with loans and support from Abu Dhabi, embarked on a plan in the mid 1990s to build an infrastructure for trade and business, heavy industry, tourism and finance that would create a self sustaining economy with a large base of migrated international residents living in the Emirate. The Emirate of Dubai was transformed from a sleepy but relatively active sea trading hub to an internationally attractive business and tourism location in less than 5 years. The creation of free zones for foreign ownership and trade, liberal and tolerant social laws, a clean, safe city with rule of law, and open immigration and currency flow rules were all part of the government’s plan to attract diversified foreign investment.

Dubai’s plan has been very successful, with growth in the Emirate exceeding even the most optimistic expectations. External circumstances such higher oil prices after 2001, cash repatriation from the US and the UK from late 2001 through 2006, and the cancellation of the U.S. Navy’s plan to use the new Jebel Ali Port as an overseas base contributed to the economic miracle that has taken place in Dubai. Tourist inflows are up to 6.5 million in 2006, population has doubled from 2000 to 2006, and new businesses have been established at a dramatic pace. Developments underway and planned in Dubai in 2001 – 2010 were estimated to be worth $50 billion at the time, a number that has grown to over $310 billion in 2007 according the Middle East Economic Digest.

Dubai’s last building census, in 2005, showed that the number of commercial buildings in the Emirate increased from 55,659 in 2000 to 79,214 in 2005, an increase of 42.32 per cent. The number of housing units increased to 237,728 from 145,363 in 2000, recording a 63.54 per cent rise; the increase in the number of business establishments reached 94.02 per cent during the same period, with the number of establishments touching 73,294 compared to 37,775 in 2000. Growth in 2006 and 2007 has been even more rapid.

Stephen S. Roach, Managing Director and Chief Economist of Morgan Stanley, wrote a report titled The Cranes of Dubai in February 23, 2007, in which he cited industry sources data. About 26.8 million square feet of office space is expected to come on line in Dubai in 2007, alone -- more than six times the peak rate of completions in Shanghai Pudong in 1999 and nearly equal to the total stock of 30 million square feet of office space in downtown Minneapolis.  Based on current projections, another 42 million square feet should come on line in Dubai in 2008 -- the equivalent of adding the office space of a downtown San Francisco.  A country with less than 0.5% the population of China is out-building the biggest construction boom in modern Chinese history.

The success of Dubai’s growth model has been noticed elsewhere in the U.A.E., and is being emulated with considerable success. The oil-rich emirate of Abu Dhabi is pouring billions of dollars into infrastructure and industrial, residential, commercial, and tourism projects designed to follow Dubai’s model and wean the economy away from dependence on oil and gas. Smaller Emirates, particularly Ras al Khaimah, which has seacoast and mountain environments ideally suited for tourism, is following much the same pattern. These developments are expected to accelerate as Dubai’s boom enters maturity, providing additional growth drivers for the national economy.

The rest of the GCC countries, all of which have made major investments in Dubai since 2000, have taken advantage of surplus capital and have also emulated Dubai’s business development plan. While it remains to be proven if these other GCC countries can attract the international traffic that Dubai has, their overall GDP growth and construction spending has been significant in the last 3 years. The Morgan Stanley report cited above says that the Dubai-led Gulf building boom is not an isolated development.  Throughout the region, it has been accompanied by expanded infrastructure efforts, rapidly growing commitments to education and medicine, increased industrialization, and the growth of domestic capital market activity.  These trends are emblematic of a new and important development in the Middle East that distinguishes the current period of elevated oil prices from the oil shocks of the past -- a massive push toward internal development.

Twenty four per cent of the world's 125,000 construction cranes are currently operating in Dubai, according to the organizers of the Conmex construction machinery exhibition. Saif Al Midfa, director-general of the Expo Centre Sharjah, the organizers of Conmex, the exhibition for construction machinery and equipment, said “demand for construction related machinery, equipment and vehicles is expected to continue rising in the Middle East, especially in the UAE, due to the continuing construction and real estate boom. In 2003, the U.A.E.'s market for heavy construction machinery stood at $165 million, road construction machinery at $142 million and earth moving machinery at $125 million. The size has increased by 15-20 per cent since then. Annual market demand for used machinery in the Middle East is valued at over $1.3 billion. Construction activity in the region is currently at its peak as a result of which the demand for related machinery, equipment and vehicles is experiencing a sharp rise. The indications are that there will be no let-up in this trend," he added.

The Corporation’s primary investment WWA Group, serves this equipment market. Based on its $125 million in gross equipment sales in the last 12 months, the figures cited above would be considered conservative. The upward trend in equipment demand is positive for WWA Group’s business.

WWA Group also stands to benefit substantially from an ongoing transition in the composition of Dubai’s construction market. The Saudi American Bank’s Brad Bourland has commented that “The first phase of the regional boom is large-scale infrastructure and real estate projects”, and predicted that the second phase will be “explosive private sector growth.” Field observation in Dubai, the starting point and epicenter of the regional boom, confirms this observation. Spending on basic infrastructure development, dominated by giant state-owned firms, has drawn a second wave of private sector spending of far greater proportions. For example, the $5 billion spent on infrastructure for the Dubailand development has drawn over $60 billion in private sector spending commitments, with the $300 million Dubai Business Bay pulling in over $50 billion in downstream investments.

This shift, which will be repeated throughout the region as major projects in Abu Dhabi, Qatar, and other leading economies reach maturity, will fundamentally change the construction equipment and supply business in the region. During the infrastructure phase the regional construction market was dominated by a few extremely large and well connected companies, often government-owned. This produced market distortions, as large consumers used their leverage to force suppliers to drop prices, negatively impacting margins. This situation is rapidly changing, with a much wider range of purchasers actively entering the market and driving a transition to a more mature market-driven pricing structure. Many new private sector projects are managed by international contractors and construction management firms, creating a more open, dynamic marketplace and a highly beneficial business environment for the equipment auction and material supply operations of the WWA Group. As the focus of the regional construction business moves from small numbers of massive publicly financed infrastructure projects to numerous privately financed projects built on top of the developed infrastructure, the Corporation anticipates rapidly escalating demand for compact and highly mobile equipment capable of cost-effective operation in high density urban environments. The Unic cranes distributed by us are ideally suited to this working environment.

The U.A.E. has adopted extremely liberal policy on immigration, allowing residence to virtually anyone who invests, purchases property, or finds employment in the country. These policies, combined with minimal taxation, a clean, safe living environment, and extremely tolerant social policies, have driven a surge of qualified immigrants, which drives demand for goods, services, and housing, which in turn drives further immigration. Robert Tindall of Callison Architecture, a global firm with exposure in many regional real estate projects, points out that over 4 billion people live within a 6 hour flight of Dubai and over 1.7 billion live within a 4 hour flight. The prospect of relocation to a safe, tolerant city with abundant opportunity is a considerable attraction to many of them.

Between 2000 and 2006, Dubai’s population grew at a compounded annual rate of 9%. Over the same period, real per capita income increased 4%, suggesting that Dubai’s economy is capable of sustaining growth rates that would be catastrophic in most countries. The key to the sustainability of Dubai and the U.A.E.’s population growth is that the growth is driven not by birth rates or by an influx of selected migrants. Migrants to the country must have employment, or be able to invest in businesses or property. Employee immigrants must leave when employment is concluded. By attracting productive immigrants, the U.A.E. has avoided the problems of unemployment, poverty, and social stress that have traditionally accompanied rapid population growth and high immigration rates. The RSP Group, a Middle East real estate investment advisor, predicts a doubling of the local population in Dubai alone to two million over the next decade. This projection is likely to be conservative, given the number of new real estate projects now under construction: giant developer Nakheel projects that Dubai’s Palm Jebel Ali and Dubai Waterfront projects alone will house 1.7 million people by 2020. The $33 billion Dubai World Central complex, built around what will be the world’s largest aviation complex, is expected to house an additional 750,000.

The U.A.E.’s population mix is also changing as the economy matures. Saudi American Bank’s Bourland comments that the U.A.E. banking and insurance sectors have grown at over 50% in the last three years. Dubai is emerging as a major world financial center, particularly through the establishment of the Dubai Mercantile Center’s commodity exchanges, and other well-funded financial centers. This trend, together with the rapid influx of corporate headquarters and production facilities, is shifting the balance of population, with well paid management and technical personnel rapidly replacing low-salary construction workers. The rapidly expanding U.A.E. economy has generated a new class of largely expatriate managers, who enjoy some of the world’s best salary packages: the Hay Group’s 2007 World Pay report places managers in the U.A.E. and Saudi Arabia at the top of the world’s compensation list, with average salary buying power in excess of $220,000. This large managerial and technical class has in turn generated a large demand for a variety of service occupations and businesses. This economic shift, together with a rapidly expanding and almost fully employed population, has generated rapidly escalating demand for cost-effective personal transport for the huge number of workers needed to provide services for the highly paid managerial class, as well as for courier services and other delivery-based service enterprises. This demand, combined with the government’s emphasis on clean-burning natural gas powered vehicles, provides an excellent marketing environment for our Trident Tri Car distribution.

The rapid growth in the region’s professional and managerial class and the very high compensation enjoyed by these individuals are driving very high and rapidly growing demand for lifestyle-oriented products. Feeding into this demand is an enormous number of waterfront marina and real estate developments catering to this high-end resident clientele and to the rapidly growing influx of affluent tourists: Dubai attracted 6.5 million tourists in 2006, and is targeting 15 million arrivals per year by 2010. Both tourists and the growing local consuming class focus much of their attention on a waterfront lifestyle. Island Global Yachting, which provides comprehensive design, development and management services to all marina properties and developments built by Dubai real estate giant Nakheel, points out that Nakheel projects alone will add 1500km of developed waterfront property to Dubai, and predicts that up to 40,000 new marina berths will be built in Dubai alone. Coupled with tens of billions of dollars in waterfront developments in emirates of Abu Dhabi, Ras al Khaimah, and Umm al Quwain, this suggests an enormous potential demand for pleasure craft. Some of these berths will be filled by high-end yachts, but Asia8 management believes that far more will ultimately contain reasonably priced pleasure craft, and that the Atomix Boat products distributed by us are very well suited to meet this demand.

The strong consumer market conditions will contribute to the growth of the Corporation’s business. We intend to continue seeking out and pursuing distribution agreements for products that are likely to be well received in this market. The U.A.E. led GCC has become the world second largest consumer of oil and gas next to China, and is expected to become one of the world’s largest importers of goods in the next few years. Merchandise imports in the region have grown from $89 billion in 2002 to almost $200 billion in 2006. As an importer of merchandise, the Corporation is projecting solid growth in its revenues.

Competition

WWA Group

We compete with numerous auction and trading companies throughout the world, but the Gulf Region is our primary market. The used equipment auction market in the Gulf Region has only two significant participants, WWA Group and Ritchie Brothers Auctioneers, Inc. (“RBA”). RBA, the world’s largest un-reserved equipment auctioneer, reports over $2.7 billion dollars in gross auction sales from 90 locations throughout in North America and 18 other countries, and holds a dominant position in certain geographic locations. While RBA is still much larger and much better-financed than WWA Group, we have gradually increased our market share in Dubai to 65%, and have effectively outperformed RBA in terms of market share since 2004.

Unic Cranes

We compete with Tadano, Palfinger, and Hiab in our market. The U.A.E. Tadano dealer does not stock or service new and used truck cranes, but buyers can order new cranes through them. Unic cranes are slightly cheaper than Tadano, and we have the advantage of having units in stock and serviced. Unic has a 50% market share of all telescopic truck crane sales in Japan, and Tadano has the other 50%. Other track crane manufacturers build “knuckle boom” cranes, which are not as precise to operate as the Unic and Tadano models and not as popular. We estimate that we can capture up to 30% of the total market share of hydraulic truck cranes in the U.A.E.

Trident Cars

There is no direct competition to the Trident cars in the U.A.E. or in any country where we may distribute them. However, we will indirectly compete with dozens of established brands of cars and motorcycles, including several lesser known brands coming out of China. The market for vehicles in the U.A.E. is expected to be very large in the future, but we do not see any indication of any other manufacturer or dealer of CNG powered, air conditioned 3 wheel cars in our quality and price range entering the market in the next 3 to 5 years. Based on our research in China at vehicle export trade fairs in 2007, there is no other manufacturer capable of making a quality 3 wheeled car product for export in any quantity.

Atomix Boats

The market leader in the supply of leisure boats in the Gulf is the U.A.E.-based Gulf Craft, which has built some 4,500 boats in twenty years of production and has a boat market share of 16 per cent. Bayliner and Searay, members of the UK Brunswick Boat Group, have the largest share of the imported boat park with an estimated market share of 5 per cent.

Italian based manufactures Azimut, Ferretti and Pershing and Princess and Fairline from the UK are the most established brands in the region in the larger categories. There are numerous other competitors to Atomix in our range, but our research shows that our pricing and quality is very competitive. We are targeting a market share of 1% to 3% of all 25” to 30” motor powered boats sold in the U.A.E. in the next decade.

Marketability

The marketability of each of our products is detailed in our description of business above. We believe all of our products are marketable, based on WWA Group’s performance and our own proven ability to sell cranes and boats at acceptable gross margins.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements and Labor Contracts

We neither own nor have applied for any patents or trademarks. We do not license any of our technology from other companies.

WWA has no patents or trademarks, but holds various Internet domain names and auction licenses in Dubai and other locations.

Unic has several patents and trademarks on its brand name, certain model names and numbers, and certain technologies that are used in the manufacture of cranes. Atomix and Trident are pursuing patent protection for their brand names.

We have signed exclusive distribution agreements with Unic, Trident and Atomix in addition to pursuing sales of sub-distributorships for Trident cars only.

Marketing and Advertising Methods

WWA Group markets its services through all of the major media including direct marketing and the internet.

We have started marketing our crane, boat and car products through traditional media, internet web sites and emails.

We have also entered into informal commission based agreements with real estate agents to sell Atomix Boats to new waterfront home buyers.

We promote Unic Cranes at WWA Group auctions and in cooperation with the WWA Group sales department.

We plan to set up a commission based telemarketing sales and a regular sales team to sell sub-distributorships for Trident cars in each region with a 1 million person population, in each country where the Corporation is the exclusive distributor.

Dependence on Major Customers or Suppliers

We are not dependent on one or a few customers, as we have a wide range of products targeted to a wide range of buyers. We have sold 4 Atomix Boats, 17 Unic Cranes, and 2 Trident sub-distributorships from May 15 2007 through October 1, 2007 to 12 different customers.

WWA Group has several thousand customers and suppliers and is not dependent on major customers or suppliers.

Governmental and Environmental Regulation

There are no governmental and environmental regulations that have been, or are expected to be barriers to the Corporation’s or WWA Group’s efforts to conduct its business.

However, the Trident Tri Cars are subject to approval for registration by the Dubai Road Transport Authority and other traffic authorities in other countries. While we expect the vehicles to be approved as motorcycles, there is no assurance that on-road registration will be approved in any city.

Research and Development

We have no commitments to fund any research and development project related to our products. However, we have agreed to take part in the further development of Trident cars and Atomix boats on a consultant basis.

Employees

The Corporation has 4 employees, 2 of whom are officers. Our chief executive officer spends approximately 20 hours per week on our business. Our executive vice president, from whom we acquired the Unic and Atomix distribution rights prior to his appointment, has experience with our products and is acting as full time operations manager. We use consultants, attorneys, and accountants as necessary to assist in the development of our business and do intend to engage full-time employees in the near future.

We plan to engage a full time marketing manager to oversee the sales of Trident sub-distributor agreements.

Risk Factors

Since our future operating results are highly uncertain you should carefully consider the risks described below, in addition to the other information contained in this current report. If any of these risks actually impact the Corporation, our business, financial condition or results of operations could be seriously harmed and you could lose all or part of any investment in our business.

Risks Related to the Corporation’s Business

THE CORPORATION’S ABILITY TO CONTINUE AS A GOING CONCERN IS IN QUESTION

The Corporation’s auditors included an explanatory statement in Note 3 of their report of financial statements for the years ended December 31, 2006 and 2005, stating that there are certain factors which raise substantial doubt about the Corporation’s ability to continue as a going concern. These factors include an accumulated deficit, insufficient assets and a failure to realize consistent revenue.

WE HAVE A HISTORY OF LOSSES AND MAY CONTINUE TO INCUR LOSSES FOR THE FORESEEABLE FUTURE

Since inception, our expenses have substantially exceeded our income, resulting in continuing losses and an accumulated deficit of $436,215 at December 31, 2006, which decreased to $93,013 at June 30, 2007. We may continue to incur operating losses as we pursue our plan of operation. Our expectation for future profitability is dependent on our ability to generate revenue from the Unic Distribution Agreement, the Trident Distribution Agreement, the Atomix Distribution Agreement and sales of our equity interest in WWA Group. Should we be unable to generate revenue in this manner, the Corporation will continue to incur losses.

IF THE CORPORATION DOES NOT GENERATE SUFFICIENT CASH FLOW FROM OPERATIONS AND IS UNABLE TO OBTAIN ADDITIONAL CAPITAL TO OPERATE ITS BUSINESS, IT MAY NOT BE ABLE TO EFFECTIVELY CONTINUE OPERATIONS

As of December 31, 2006, the Corporation had a working capital deficit of $992,561. We do not expect to generate sufficient cash flow from operations to cover our expenditures until 2008. Until the point at which cash flow from operations match’s expenditures we will have to obtain additional working capital from debt or equity placements to effectively continue our operations. Although, we have a commitment for the provision of additional working capital, this commitment may prove to be insufficient. Should we be unable to secure additional capital to cover any short fall in cash flow, such condition would cause us to reduce expenditures which could have a material adverse effect on our business.

THE CONSTRUCTION CRANE INDUSTRY, THE AUTOMOBILE INDUSTRY AND THE BOAT INDUSTRY ARE SUBJECT TO RAPID TECHNOLOGICAL CHANGE AND THEREFORE THE PRODUCTS WHICH WE ARE ENTITLED TO DISTRIBUTE COULD BECOME OBSOLETE AT ANY TIME

Evolving technology, updated industry standards, and frequent new product and service introductions characterize the construction crane industry, the automobile industry, and the boat industry, as a result the products which we are entitled to distribute could become obsolete at any time. Competitors have developed products similar to or competitive with our own and continue to develop new products, any of which may displace our products in the marketplace and limit our prospects for success.

MARKET ACCEPTANCE OF THE PRODUCTS WE INTEND TO DISTRIBUTE IS CRITICAL TO OUR GROWTH

The Corporation intends to generate revenue from the sale of construction cranes, automobiles and boats therefore market acceptance of our products is critical. If our prospective customers do not accept or purchase these products, then our revenue, cash flow and/or operating results will be negatively impacted.

WE WILL COMPETE WITH LARGER AND BETTER-FINANCED CORPORATIONS

Competition within the international market for construction cranes, automobiles and boats is intense. While the products we are entitled to distribute are distinguished by next-generation innovations that are more sophisticated, flexible and cost effective than many competitive products currently in the market place, a number of entities offer construction cranes, automobiles or boats, and new competitors may enter the market in the future. Some of our existing and potential competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do, including well known multi-national corporations.

AS A DISTRIBUTOR WE DEPEND ON THE PERFORMANCE OF THIRD PARTY MANUFACTURERS

The Corporation relies on Japanese based Furukawa Unic to procure construction cranes for distribution, Chinese based Zhejiang and Epower Cars Ltd to procure automobiles for distribution, and Chinese based Atomix Boats Co. Ltd to procure boats for distribution. Our business plan is reliant on the delivery of products from these respective manufacturers, which reliance reduces the level of control we have and exposes us to significant risks such as inadequate capacity, late delivery, substandard quality and higher prices, all of which could adversely affect the Corporation’s performance.

OUR CHIEF EXECUTIVE OFFICER WILL NOT BE ABLE TO OFFER HIS UNDIVIDED ATTENTION TO THE CORPORATION DUE TO HIS DUAL RESPONSIBILITIES

Our chief executive officer does not offer his undivided attention to our business as he also serves as the chief executive officer of WWA Group. His responsibilities cause him to divide his time, the majority of which is dedicated to the management and operation of WWA Group. The division of time however does not necessarily indicate a division of interests as the Corporation owns approximately 42% of the outstanding shares of WWA Group. His dual responsibilities may compromise our ability to successfully implement our plan of operation.

THE CORPORATION’S SUCCESS DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN KEY PERSONNEL

The Corporation’s future success will depend substantially on the continued services and performance of Eric Montandon and Peter Prescott in addition to the engagement of other key personnel. The loss of the services of Eric Montandon or Peter Prescott could have a material adverse effect on our business prospects, financial condition and results of operations. Our future success also depends on the Corporation’s ability to identify, attract, hire, train, retain and motivate technical, managerial and sales personnel. Competition for such personnel is intense, and we cannot assure that we will succeed in attracting and retaining such personnel. Our failure to attract and retain the necessary technical, managerial and sales personnel could have a material adverse effect on our business prospects, financial condition and results of operations.

OUR BUSINESS IS SUBJECT TO GOVERNMENTAL REGULATIONS

International, national and local standards set by governmental regulatory authorities set the regulations by which construction cranes and automobiles are certified across respective territories. The products which we intend to distribute are subject to such regulation in addition to national, state and local taxation. Although we believe that we can successfully distribute our products within current governmental regulations it is possible that regulatory changes could negatively impact our operations and cause us to diminish or cease operations.

Future Risks Related to the Corporation’s Stock

THE CORPORATION MAY NEED TO RAISE ADDITIONAL CAPITAL TO FUND OPERATIONS WHICH COULD ADVERSELY AFFECT OUR SHAREHOLDERS

The Corporation may need to raise additional capital to fund operations until such time as revenues match expenditures. We expect that revenue will match expenditures in 2007. Until the point at which cash flow matches expenditures we may have to realize up to $150,000 in additional capital for operations. Capital realized would be used for marketing costs and general and administrative expenses. However, we have a commitment to provide us with this necessary additional capital. Such commitment will obligate us to issue additional shares of preferred stock which may result in dilution to our shareholders.

THE CORPORATION WILL APPLY TO HAVE ITS STOCK QUOTED ON THE OTCBB

The Corporation has no public trading market for its shares, and we cannot represent to you that a market will ever develop. Nonetheless, we do intend to seek a quotation on the OTCBB. However, there can be no assurance that we will obtain a quotation on the OTCBB or that obtaining a quotation will generate a public trading market for our shares.

Further, if we obtain a quotation on the OTCBB, this may limit our ability to raise money in an equity financing since many institutional investors do not consider OTCBB stocks for their portfolios. Therefore, an investors’ ability to trade our stock might be restricted as only a limited number of market makers quote OTCBB stock. Trading volumes in OTCBB stocks are historically lower, and stock prices for OTCBB stocks tend to be more volatile, than stocks traded on an exchange or the NASDAQ Stock Market. We may never qualify for trading on an exchange or the NASDAQ Stock Market.

THE CORPORATION’S STOCK PRICE COULD BE VOLATILE

Should a public market for our shares develop, the future market price could be subject to significant volatility and trading volumes could be low. Factors affecting our market price will include:

•	perceived prospects;
•	negative variances in our operating results, and achievement of key business targets;
•	limited trading volume in shares of our common stock in the public market;
•	sales or purchases of large blocks of our stock;
•	changes in, or our failure to meet, earnings estimates;
•	changes in securities analysts’ buy/sell recommendations;
•	differences between our reported results and those expected by investors and securities analysts;
•	announcements of new contracts by us or our competitors;
•	announcements of legal claims against us;
•	market reaction to any acquisitions, joint ventures or strategic investments announced by us;
•	developments in the financial markets;
•	general economic, political or stock market conditions.

In addition, our future stock price may fluctuate in ways unrelated or disproportionate to our operating performance. The general economic, political and stock market conditions that may affect the market price of our common stock are beyond our control. The market price of our common stock at any particular time may not remain the market price in the future. In the past, securities class action litigation has been instituted against companies following periods of volatility in the market price of their securities. Any such litigation, if instituted against us, could result in substantial costs and a diversion of management’s attention and resources.

THE CORPORATION’S STOCK IS A PENNY STOCK AND, THEREFORE OUR SHAREHOLDERS MAY FACE SIGNIFICANT RESTRICTIONS ON THEIR STOCK

The Corporation’s stock differs from many stocks in that it is a "penny stock." The Commission defines a penny stock in Rule 3a51-1 of the Exchange Act as, generally speaking, those securities which are not listed on either NASDAQ or a national securities exchange and are priced under $5, excluding securities of issuers that (a) have net tangible assets greater than $2 million if they have been in operation at least three years, (b) have net tangible assets greater than $5 million if in operation less than three years, or (c) average revenue of at least $6 million for the last three years. OTCBB securities are considered penny stocks unless they qualify for one of the exclusions.

The Commission has adopted a number of rules to regulate penny stocks. These rules include, but are not limited to, Rules 3a5l-l, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-9 under the Exchange Act. Since our securities constitute a "penny stock" within the meaning of the rules, the rules would apply to us and our securities. The rules may further affect the ability of owners of shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark-ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

Shareholders should be aware that, according to the Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	"boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
•	excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•

the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING MAY NOT BE CONSIDERED EFFECTIVE, WHICH COULD RESULT IN A LOSS OF SHAREHOLDER CONFIDENCE IN OUR DISCLOSURE

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, beginning with our annual report for the year ending December 31, 2007, we may be required to furnish a report by our management on our internal controls over financial reporting. Such report will contain, among other matters, an assessment of the effectiveness of our internal controls over financial reporting as of the end of the year, including a statement as to whether or not our internal controls over financial reporting are effective. This assessment must include disclosure of any material weaknesses in our internal controls over financial reporting identified by management. If we are unable to assert that our internal controls are effective as of December 31, 2007, shareholders could lose confidence in the accuracy and completeness of our financial reports.

THERE IS NO PUBLIC TRADING MARKET FOR OUR STOCK, SO YOU MAY BE UNABLE TO SELL YOUR SHARES, OR IF A PUBLIC TRADING MARKET DEVELOPS, THE MARKET PRICE COULD DECLINE BELOW THE COST OF YOUR INVESTMENT.

Although management intends to apply for quotation on the Over the Counter Bulletin Board, currently there is no public trading market for the Corporation’s common stock, and we cannot represent to you that a market will ever develop. If a public trading market for our stock does not develop, it will be very difficult, if not impossible, for you to resell your shares in a manner that will allow you to recover, or realize a gain on, your investment. Even if a public trading market does develop, the market price could trade below the amount you paid for your investment.

WE MAY INCUR SIGNIFICANT EXPENSES IN THE EVENT THAT WE ARE QUOTED ON THE OVER THE COUNTER BULLETIN BOARD, WHICH EXPENSES MAY NEGATIVELY IMPACT OUR FINANCIAL PERFORMANCE.

Should the Corporation’s application for quotation on the Over the Counter Bulletin Board be accepted, we may incur significant legal, accounting and other expenses as a result of being quoted on the Over the Counter Bulletin Board. The Sarbanes-Oxley Act of 2002, as well as related rules implemented by the Commission has required changes in corporate governance practices of public companies. We expect that compliance with these laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 as discussed in a prior risk factor, may substantially increase our expenses, including our legal and accounting costs, and make some activities more time-consuming and costly. As a result, there may be a substantial increase in legal, accounting and certain other expenses in the future, which would negatively impact our financial performance and could have a material adverse effect on our results of operations and financial condition.

Reports to Security Holders

The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. The Corporation files reports, proxy statements and other information with the Commission. The public may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The statements and forms we file with the Commission have been filed electronically and are available for viewing or copy on the Commission maintained Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the Commission. The Internet address for this site can be found at: www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS

This Management's Discussion and Analysis and Results of Operations and other parts of this report contain forward-looking statements that involve risks and uncertainties. Forward-looking statements can also be identified by words such as "anticipates," "expects," "believes," "plans," "predicts," and similar terms. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the subsections entitled "Forward-Looking Statements and Factors That May Affect Future Results and Financial Condition" below and the subsection entitled "Risk Factors" above. The Corporation’s fiscal year end is December 31.

General

The Corporation’s current focus is to work together with WWA Group in Dubai to increase the value of our investment and to leverage that relationship to develop the distribution of Unic Cranes, Trident vehicles and Atomix boats pursuant to the respective distribution agreements. We anticipate that the Corporation may require additional capital to develop our respective businesses and does have a commitment in place to provide additional capital as necessary to develop our sales infrastructure.

Business Strategy

WWA Group

WWA Group operates auctions of heavy equipment in Dubai, U.A.E. and elsewhere. The auctions have developed a significant customer base and have achieved consistent revenue and profits that have lead to a dominant market share in Dubai, its primary operating market. The Corporation invested in WWA Group in 2000, anticipating potential future value appreciation in that investment, and possible synergies our management’s experience in Asian product sourcing and WWA Group’s core auction and selling business.

Since the relationship between the Corporation and WWA Group is one of common control, we benefit from the contacts and business development opportunities generated by its business activities. We intend to provide additional financial and business support to WWA Group to help grow the value of our equity interest, and to provide us opportunities for acquisition and development that are related to and generated by WWA Group.

The value of our investment in WWA Group has appreciated and we believe that it has the potential for further appreciation. We also believe that our working relationship with WWA Group combined with our access to its selling channels and customers will assist us in the marketing Asian manufactured crane, boat and automobile products.

Furukawa Unic Cranes

The Unic cranes are in the same category of commercial and construction equipment that WWA is a U.A.E. market leader in selling, and many prospective buyers of the Unic products are WWA customers. We do not have to spend significant amounts on advertising, sales staff, or administrative matters to sell Unic cranes. We have sold 17 cranes from May 1, 2007 through October 1, 2007, at a total gross profit margin of approximately $11,000 per crane. We had only one sales assistant working with the operations manager during his period, and no other staff.

Our current focus is to sell the remaining stock of Unic crane inventory acquired in connection with the Unic Distribution Agreement, and use the gross sales to pay down debt associated with the cranes and to order new stock. Gross profit margins will be used to pay general and administrative expenses.

In the next 12 months, we will:

•	Spend approximately $175,000 in salaries for our new V.P. - Operations Manager, sales manager, and executive assistant, plus advertising, marketing and miscellaneous expenses.
•	Sell 40 - 50 Unic cranes at an average gross margin of $10,000 each
•	Continue using sales proceeds to order stock for sale, on manufacturer’s terms of 20% down payment and balance 60 days after shipping date.

Japanese industrial products are well received in the U.A.E., and Unic’s pricing and features compare favorably with competing products. Our extensive research and experience in the U.A.E. gives us reason to believe that we can create a significant market share in the U.A.E. for these products.

We plan to purchase used Unic cranes from Asian markets to add to our Dubai inventory, in order to service a broader market of buyers with shorter lead time on delivery.

Trident Tri Car

We plan to sell Trident CNG powered commercial vehicles to 20 countries in the Gulf Region, Southeast Asia, Africa, Central America and Eastern Europe. We expect to sell Trident commercial vehicles in the U.A.E. by wholesale auctions, direct wholesaling to users, and automated internet selling. However, the business is not designed to rely on WWA’s networks of buyers. We plan to build a network of sub-distributors in the countries we determine to have the best potential, and charge up front cash fees and profit margin to the vehicles and parts ordered by them. We will utilize contracted direct marketing firms to engage in the selling of sub-distributorships.

In the 20 countries we have the exclusive rights to sell Trident vehicles there is a population base of between 1 and 1.5 billion people. We plan to sell one sub-distributorship to each area of 1 million people, or up to 1,500 sub-distributorships. Initial fees up front will be $15,000 cash for one territory, and a minimum order of 50 vehicles in the first year. Our calculations of gross potential cash fees, profit margins on cars and parts, equates to over $20 million if we sell 1,000 sub-distributorships and each sells 50 cars at $150 per car margin. This amount will be reduced by commissions on the up- front fees, but the ongoing sales of cars will generate substantial revenue over the long term at no cost to the Corporation.

Atomix Boats

For us to sell Atomix boats without building an in-house retail sales team, we are in the process of formalizing relationships with real estate agents involved in selling marina and waterfront property throughout the U.A.E. These agents will act as commission agents to sell boats along with housing units they sell on a regular basis. Two boats were sold in the current quarter by these agents. We are also planning to work in a joint venture with Emirates Boat Share Ltd. to co-market Atomix boats.

Related Operations

Outside commission agents, contracted direct sales teams, and consultants will be used if they can be obtained for minimal fixed cost. Management is confident that it will be able to operate in this manner and to develop the business during the next twelve months. Our longer term plans are to hire sales and service staff for the Unic, Atomix and Trident businesses as necessary. Meanwhile, the Corporation has appointed an executive vice president of operations, based in Dubai, who has experience in selling Unic Cranes and Atomix boats in the U.A.E., to over see sales of our products. We have also engaged a sales manager and are now occupying showroom space on a verbal sharing arrangement with an Abu Dhabi company. We plan to engage a full time marketing manager to oversee the sales of Trident sub-distributor agreements.

The Corporation is in the process of obtaining or acquiring a trade license and corporate office in Dubai.

The Corporation has also entered into a sublease with Fastcraft Marine FZE to occupy 50% of a 2,000 square meter shop and warehouse in Ras al Khaimah port, U.A.E., which will serve as our service and logistics center. We have agreed to pay rent of $40,000 per year for a 5-year term for use of this building space and quayside space. We have also engaged Fastcraft Marine FZE to service, warranty, manage and deliver all boats, Unic cranes and Trident vehicles we import to the U.A.E. By contracting a well established company in a shared facility, and passing the costs onto the buyers, we believe we can avoid growing our own overhead and salary costs long into the future.

Results of Operations

During the six months ended June 30, 2007, the Corporation sold seven Unic cranes, two Trident car sub-distributorships, and two Atomix boats. We expect to generate revenue from increased sales of these products in 2007 and onwards.

Revenue

Revenue for the three and six months ended June 30, 2007 was $365,602 as compared to revenue of $0 for the three and six month periods ended June 30, 2006. The realization of revenue since May 1, 2007 can be attributed to the sale of Unic Cranes, Atomix boats and two sub-distributorships for Trident cars. We expect that revenue will increase in future periods as the Corporation focuses on building sales from its distributorship agreements.

Revenue for the twelve month periods ended December 31, 2006 and December 31, 2005 was $0.

Other Income

Other income for the three months and six months ended June 30, 2007 was $437,545 as compared to other income of $0 for the three and six month periods ended June 30, 2006. Other income in the current three and six month periods can be attributed to a gain on equity investments tied to our interest in WWA Group. We expect that other income related to the business operations of WWA Group will continue to increase as WWA Group continues to outperform historical results.

Other income for the twelve month period ended December 31, 2006 was $500,223 as compared to $535,934 for the twelve month period ended December 31, 2005. Other income in the respective twelve month periods is attributed to our equity investment in WWA Group.

Expenses

Expenses for the three months ended June 30, 2007 were $364,731 as compared to expenses of $123,165 for the three months ended June 30, 2006, an increase of 196%. Expenses for the six months ended June 30, 2007 were $381,451 as compared to expenses of $185,374 for the six month period ended June 30, 2006, an increase of 106%. The increase in expenses over the comparative periods can be attributed mainly to the cost of goods sold in the current six month period incurred in connection with the sale of Unic Cranes and Atomix boats, marketing costs for these products and compensation expenses related to our new vice-president of operations. We also incurred extraordinary non-recurring expenses incurred in connection with our Special Stockholders Meeting in April 2007 that included legal and transfer agent expenses in connection with our preparation for the meeting. The Corporation expects that expenses related to the cost of goods sold will continue to increase over future periods as corresponding revenues increase from the sale of our products and that general and administrative expenses will increase in relation to our efforts to build each of our businesses.

Expenses for the twelve month period ended December 31, 2006 were $235,842 as compared to expenses of $102,001 for the twelve month period ended December 31, 2005, an increase of 131%. The increase in expenses can be primarily attributed to the increase in general and administrative expenses in the twelve month period ended December 31, 2006.

Depreciation and amortization expenses for the three months ended June 30, 2007 and June 30, 2006 were $382 and $2,347 respectively. Depreciation and amortization expenses for the six months ended June 30, 2007 and June 30, 2006 were $764 and $4,694 respectively. Depreciation and amortization expenses are expected to increase as we acquire additional assets in the process of expanding the operation of our distribution activities.

Depreciation and amortization expenses for the twelve month period ended December 31, 2006 and December 31, 2005 were $6,674 and $8,677.

Net Income/Losses

Net income for the three months ended June 30, 2007 was $438,416 as compared to a net loss of $123,165 for the three months ended June 30, 2006. Net income for the six months ended June 30, 2007 was $343,204 as compared to a net loss of $301,713 for the six months ended June 30, 2006. The transition from net losses in the prior periods to net income in the current periods can be attributed both to the realization of revenue in the current three month period and a change in consolidation policies that recognized a gain on our equity investment. We do expect to continue to realize net income from operations.

Net income for the twelve months ended December 31, 2006 was $264,381 as compared to net income of $317,594 for the twelve months ended December 31, 2005. Net income in the respective twelve month periods can be attributed to the realization of gains from our equity investment in WWA Group.

Capital Expenditures

The Corporation expended no amounts on capital expenditures for the period from July 9, 1999 (inception) to June 30, 2007 except to acquire distribution rights for Unic, Atomix and Trident vehicles pursuant to which we paid $65,000 and common stock valued at $224,000 of goodwill in the second quarter of 2007.

Income Tax Expense (Benefit)

The Corporation has an income tax benefit resulting from net operating losses to offset any future operating profit. However, the Corporation has not recorded this benefit in the financial statements because it cannot be assured that it will utilize the net operating losses carried forward in future years.

Impact of Inflation

The Corporation believes that inflation has had a negligible effect on operations over the past three years and that it has offset any inflationary increases by improving operating efficiencies. However, inflation has had a negative impact on the net income of WWA Group over the past 24 months which impact has affected the performance of our equity investment. Further, as we add additional sales and administrative staff in the U.A.E. and other countries with high inflation, management will re-evaluate the impact of inflation on our business and operations.

Liquidity and Capital Resources

Cash flow used in operating activities for the six month period ended June 30, 2007 was $134,015 as compared to cash flow used in operating activities of $593,915 for the six month period ended June 30, 2007. The decrease in cash flow used in operating activities in the current six month period can be attributed to the realization of net income and an increase in accounts payable and accrued expenses. We expect that cash flow used in operating activities will continue to decrease as net income increases.

Cash flow used in operating activities for the twelve month period ended December 31, 2006 was $662,450 as compared to cash flow provided by operating activities of $4,934 for the twelve month period ended December 31, 2005. The transition to cash flow used in operating activities in the period ended December 31, 2006 from cash flow provided by operating activities in the prior twelve months can be attributed to a decrease in accounts payable and accrued liabilities in later period.

Cash flow used in investing activities for the six month period ended June 30, 2007 was $289,000 as compared to cash flow used in investing activities of $6,480 for the six month period ended June 30, 2006. Cash flow used in investing activities in the current six month period was used on the purchase of fixed assets connected to our distribution agreements. We expect to continue to use cash flow in investing activities as we build inventories to sell products through our distribution agreements.

Cash used in investing activities for the twelve month period ended December 31, 2006 was $6,480 as compared to cash flow used in investing activities of $1,941 for the twelve month period ended December 31, 2005. The cash flow used by investing activities in the twelve month period ended December 31, 2006 pertains to our purchase of other investments.

The Corporation is holding shares of WWA Group as an equity investment. The current face market value of these shares is approximately $5.4 million. The shares are restricted common stock in a publicly traded company. As the market allows and in accordance with the limits of Rule 144, we may sell a portion of the shares as a source of operating funds if needed. Any sales proceeds could be used to fund the payment of ongoing operational expenses.

Cash flow provided by financing activities for the six month period ended June 30, 2007 was $423,289 as compared to $604,442 for the six month period ended June 30, 2006. Cash flow provided by financing activities in the current six month period can be attributed primarily to the sale of common and preferred stock.

In April of 2007 we reached an agreement to obtain up to $500,000 from an investor in exchange for shares of Series 1 preferred stock on an as needed basis secured by 500,000 shares of our WWA Group common stock. The Series 1 preferred shares are convertible to common stock in the Corporation at $0.40 per share, bear interest at 9% per annum, and have no redemption provision. The investor has subscribed to 1,000 Series 1 preferred shares in exchange for $100,000 as of the date of this report. We have the option of selling another $400,000 worth of preferred stock to the same investor on the same terms and conditions.

Cash flow provided by financing activities for the twelve month period ended December 31, 2006 was $663,857 as compared to $0 during the twelve month period ended December 31, 2005. The positive cash flow in the twelve month period ended December 31, 2006 was the result of receipts from the conversion of debt to equity and the sale of common stock, a portion of which was offset by cash paid on notes receivable.

The Corporation had a working capital deficit of $1,473,808 as of June 30, 2007 compared to a working capital deficit of $992,561 as of December 31, 2006. Despite the working capital deficit we have inventory of $280,000 and receivables of $291,126 as of June 30, 2007. We also have a secured note receivable for $900,000. We believe that these assets, in addition to anticipated increases in cash flow from operations, and our existing option to generate an additional $400,000 from the sale of preferred stock, are sufficient to meet our obligations over the next twelve months.

The Corporation has no current plans for the purchase or sale of any plant or equipment.

The Corporation has no defined benefit plan or contractual commitment with any of its officers or directors.

Off Balance Sheet Arrangements

As of June 30, 2007, the Corporation has no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to stockholders.

Critical Accounting Policies

In the notes to the audited financial statements for the year ended December 31, 2006, included in our Form 10-KSB, the Corporation discusses those accounting policies that are considered to be significant in determining the results of operations and our financial position. The Corporation believes that the accounting principles we utilized conform to accounting principles generally accepted in the United States of America.

The preparation of financial statements requires our management to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. By their nature, these judgments are subject to an inherent degree of uncertainty. On an on-going basis, we evaluate estimates. We base our estimates on historical experience and other facts and circumstances that are believed to be reasonable, and the results form the basis for making judgments about the carrying value of assets and liabilities. The actual results may differ from these estimates under different assumptions or conditions. With respect to revenue recognition, we apply the following critical accounting policies in the preparation of our financial statements.

Revenue Recognition

The Corporation generates revenue through the sale of its products on a private, commercial, and industrial basis. Revenue from product sales is recognized at the time the product is shipped and invoiced and collectibility is reasonably assured. The Corporation believes that revenue should be recognized at the time of shipment as title passes to the customer at the time of shipment.

Stock-Based Compensation

On January 1, 2006, we adopted SFAS No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. In January 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and instead generally requires that such transactions be accounted for using a fair-value-based method. We use the Black-Scholes-Merton (“BSM”) option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation. We have elected the modified prospective transition method as permitted by SFAS No. 123R and accordingly prior periods have not been restated to reflect the impact of SFAS No. 123R. The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is rendered beginning on January 1, 2006, the first day of our fiscal year 2006. Stock-based compensation expense for awards granted prior to January 1, 2006 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No. 123.

Prior to the adoption of SFAS No. 123R, we measured compensation expense for our employee stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25. We applied the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, as if the fair-value-based method had been applied in measuring compensation expense. Under APB Opinion No. 25, when the exercise price of the Corporation’s employee stock options was equal to the market price of the underlying stock on the date of the grant, no compensation expense was recognized.

We account for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force (“EITF”) in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement is not expected to have a material effect on the Corporation's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a material effect on the Corporation's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Corporation's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Corporation's future reported financial position or results of operations.

In September 2006, the Commission issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Corporation is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Corporation is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

Going Concern

The Corporation’s audit expressed substantial doubt as to our ability to continue as a going concern. Our accumulated deficit was $436,215 as of December 31, 2006, which had decreased to $93,013 as of June 30, 2007. The Corporation’s ability to continue as a going concern is subject to our ability to realize a profit from operations and /or obtain funding from outside sources. Since we have no revenue generating operations, our plan to address our ability to continue as a going concern over the next twelve months includes: (1) obtaining debt funding from private placement sources; (2) obtaining additional funding from the sale of our securities; (3) obtaining loans and grants from various financial institutions, where possible, and (4) begin producing consistent revenue from the sale of Unic, Trident and Atomix products. Although we believe that we will be able to realize sufficient funding to allow us to remain a going concern through the methods discussed above, there can be no assurances that such methods will prove successful.

Forward Looking Statements and Factors that May Affect Future Results and Financial Condition

The statements contained in the section titled Management’s Discussion and Analysis, with the exception of historical facts, are forward looking statements within the meaning of Section 27A of the Securities Act. A safe-harbour provision may not be applicable to the forward looking statements made in this Form 8-K because of certain exclusions under Section 27A (b). Forward looking statements reflect our current expectations and beliefs regarding our future results of operations, performance, and achievements. These statements are subject to risks and uncertainties and are based upon assumptions and beliefs that may or may not materialize. These statements include, but are not limited to, statements concerning:

•	the sufficiency of existing capital resources to meet our cash and working capital needs;
•	our ability to raise additional capital to fund cash requirements for future operations;
•	our ability to maintain our corporate existence as a viable entity; and
•	the volatility of the stock market and general economic conditions.

We wish to caution readers that the Corporation’s operating results are subject to various risks and uncertainties that could cause our actual results to differ materially from those discussed or anticipated in this report. We also wish to advise readers not to place any undue reliance on the forward looking statements contained in this report, which reflect our beliefs and expectations only as of the date of this report. We assume no obligation to update or revise these forward looking statements to reflect new events or circumstances or any changes in our beliefs or expectations, other than is required by law.

DESCRIPTION OF PROPERTY

The Corporation currently maintains offices at 2465 West 12th Street, Suite 2 Tempe, Arizona 85281 which it shares on an informal basis with WWA Group. The office space is comprised of 2,500 square feet for which WWA Group pays $1,600 on a monthly basis. The Corporation is in the process of obtaining or acquiring a trade license and corporate office in Dubai.

The Corporation has also entered into a sublease with Fastcraft Marine FZE to occupy 50% of a 2,000 square meter shop and warehouse in Ras al Khaimah port, U.A.E. We have agreed to pay rent of $40,000 per year for a 5-year term for use of 1,000 square meters of the building space and quayside space, for use as storage, service and work space for all of our imported products. We will also occupy a sales office space in WWA Group’s new facility in Jebel Ali Free Zone, Dubai, by the end of 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of the Corporation’s common stock as of October 1, 2007, with respect to: (i) each person known to the Corporation to be the beneficial owner of more than five percent of the Corporation's common stock; (ii) all directors; and (iii) directors and executive officers of the Corporation as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of October 1, 2007, there were 23,040,113shares of common stock issued and outstanding.

Title of Class	Name and Address	Number of Shares	% of Class
Common	Eric Montandon Chief Executive Officer, Chief Financial Officer and Director, 2465 West 12th Street, Suite # 2, Tempe, AZ 85281	210,316	0.91%
Common	Alfredo Alex S. Cruz III Director and Secretary 2465 West 12th Street, Suite # 2, Tempe, AZ 85281	135,934	0.59%
Common	Brian Hodgson, Director 2465 West 12th Street, Suite # 2, Tempe, AZ 85281	100,000	0.43%
Common	Peter Prescott P.O. Box 73268 Dubai, U.A.E.	1,400,000	6.08%
Common	Terrano Investments, Ltd. 12th Floor, 152 Queens Road Central Hong Kong	2,083,334	9.04%
Common	Adderley Davis & Associates, Ltd. Suite Z12, P.O. Box 8497, SAIF Zone, Sharjah,United Arab Emirates	4,427,335	19.22%
Common	All executive officers and directors as a group (3)	446,250	1.94%

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth certain information regarding our executive officers and directors as of October 1, 2007:

Name	Age	Year Appointed	Position(s) and Office(s)
Eric Montandon	42	2000	chief executive officer, chief financial officer, principal accounting officer, and director
Alfredo “Alex” Cruz	48	2006	secretary and director
Brian Hodgson	45	2000	director

Directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, disqualification, or until their successors have been duly elected and qualified. All officers serve at the will of the Board of Directors.

ERIC MONTANDON has served as director since April 2000, and served as chief executive officer and chief financial officer since May 2000.

Mr. Montandon graduated from Arizona State University in 1988 with a Bachelor's Degree in Business Finance. After graduation he worked for Winius-Montandon, Inc. as a commercial real estate consultant and appraiser in Phoenix, Arizona from 1988 until 1992. He was subsequently involved in forming Momentum Asia, Inc., a design and printing operation in Subic Bay, Philippines in 1994. Mr. Montandon operated this company as its chief executive office until the middle of 2000. Mr. Montandon joined the board of directors in of Asia4Sale.com, Inc. in February 2000 and was instrumental in Asia4Sale.com, Inc.’s acquisition and development of World Wide Auctioneers, Ltd. He also currently serves as an officer and director of WWA Group, Inc. and Net Telecommunications, Inc.

ALFREDO CRUZ has served as director since January of 2006 and as corporate secretary since 2000 through the present.

Mr. Cruz graduated from the University of the Philippines in 1982 with a Bachelor's Degree in Economics. He continued on at the University of the Philippines and received his law degree in 1986. Mr. Cruz has an established corporate legal practice, Cruz & Reyes Law Offices, in Manila, the Philippines, and is currently its managing partner. He has 15 years of experience in corporate law. Mr. Cruz’s vast experience in corporate work focuses on the legal management of both domestic and foreign investments. His concentration is on mergers and acquisitions, joint ventures, incorporations, administrative licensing, and corporate housekeeping; he also has general exposure in trial and appellate litigation in Contract, Corporate, Domestic Relations, Entertainment, Insurance, Injunction, and Libel Law.

BRIAN HODGSON served as chief executive officer from February 2000 until May 2001. He also has served as director since February of 2000.

Mr. Hodgson graduated from the UK Chartered Institute of Marketing in 1987 with a Bachelor's Degree in Business Finance. While in school he was working as a sale executive for the Guardian Newspaper in London and since has lived in several different countries across the world gaining twenty years experience in upper level management in a variety of industries particularly in technology development and software design and implementation fields. Mr. Hodgson has been the managing director of World Wide Auctioneers since 2000 and in 2006 he received a certificate from the WorldWide College of Auctioneering in Iowa. Further, he has been the managing director of Hong Kong Auctions Ltd. since 2006.

Involvement in Certain Legal Proceedings

During the past five years, none of the Corporation’s directors, executive officers, promoters, or control persons, or nominees has been:

▪

the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

▪	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
▪

subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

▪	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Number of Board Meetings

During the year ended December 31, 2006 and the six month period ended June 30, 2007, our board of directors had 3 meetings.

Security Holder Communications with the Board of Directors

The board of directors has established a process to receive communications from security holders. Security holders and other interested parties may contact the board of directors, or, when we have more than one director, any of the members of the board of directors, by mail or electronically. To communicate with the board of directors, any individual director or any group or committee of directors, correspondence should be addressed to the board of directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Secretary” at Asia8, Inc. 2465 West 12th Street, Suite 2, Tempe AZ 85281-6935.

All communications received as set forth in the preceding paragraph will be opened by the Corporation’s secretary for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the board of directors will be forwarded promptly to the addressee. In the case of communications to the board of directors or any group or committee of directors, the Corporation’s secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Policy With Regard to Board Members’ Attendance at Annual Meetings

Our policy is that members of the board of directors are invited and encouraged to attend the Corporation’s annual or special meetings. The Corporation had no annual meeting during the year ended December 31, 2006 or during the six month period ended June 30, 2007. However, the Corporation did hold a special meeting of our shareholders on April 20, 2007.

Board of Directors Committees

The board of directors has not established an audit committee or a compensation committee. An audit committee typically reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures. Certain stock exchanges currently require companies to adopt a formal written charter that establishes an audit committee that specifies the scope of an audit committee’s responsibilities and the means by which it carries out those responsibilities. In order to be listed on any of these exchanges, the Corporation would be required to establish an audit committee.

The board of directors has not established a nominating committee because the board of directors has determined that the board of directors, consisting of only three individuals, can efficiently and effectively fulfill this function by using a variety of methods for identifying and evaluating nominees for director, including candidates that may be referred by the Corporation’s stockholders. Stockholders who desire to recommend candidates for evaluation may do so by contacting the Corporation in writing, identifying the potential candidate and providing background information. Candidates may also come to the attention of the board of directors through current members of the board of directors, professional search firms and other persons. In evaluating potential candidates, the board of directors takes into account a number of factors, including among others, the following:

•	independence from management;
•	whether the candidate has relevant business experience;
•	judgment, skill, integrity and reputation;
•	existing commitments to other businesses;
•	corporate governance background;
•	financial and accounting background, to enable the board of directors to determine whether the candidate would be suitable for audit committee membership; and
•	the size and composition of the board of directors.

The Corporation plans to establish a nominating committee in the event more than three directors are appointed or elected to the board. At such time, the nominating committee will develop a charter.

Board of Directors Compensation

Directors received no compensation for their services as directors in 2006.

Code of Ethics

The Corporation has adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-B of the Securities Exchange Act of 1934. The Code of Ethics applies to directors and senior officers, such as the principal executive officer, principal financial officer, controller, and persons performing similar functions. The Corporation has attached a copy of its Code of Ethics by reference as Exhibit 14 to this Form 8-K. Further, the Corporation’s Code of Ethics is available in print, at no charge, to any security holder who requests such information by contacting the Corporation.

Compliance with Section 16(a) of the Exchange Act

Based solely upon a review of Forms 3, 4 and 5 furnished to the Corporation, the Corporation is not aware of the any individuals or entities who during the period ended December 31, 2006 who were directors, officers, or beneficial owners of more than ten percent of the common stock of the Corporation, and who failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act of 1934 except for Adderley Davis & Associates, Ltd., Eric Montandon, Alfredo Cruz, and Brian Hodgson, all of whom failed to file a Form 3 or 5.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The objective of the Corporation’s compensation program is to provide compensation for services rendered by our sole executive officer. Since the Corporation is in the development stage company no salary is paid to retain the services of our executive officer. Should that determination change, the amount we deem appropriate to compensate our executive officer will be determined in accordance with market forces; since we have no specific formula to determine compensatory amounts at this time. While we have deemed that our current lack of a compensatory program and the decisions regarding compensation are appropriately suited for our current objectives, we may adopt a compensation program in the future to include a salary for our executive officer and any additional future executive employees, which compensation may include options and other compensatory elements.

Table

The following table provides summary information for the years 2006, 2005, and 2004 concerning cash and non-cash compensation paid or accrued by the Corporation to or on behalf of (i) the chief executive officer and (ii) any other employee to receive compensation in excess of $100,000.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Eric Montandon CEO, CFO, PAO, and director	2006 2005 2004	- - -	- - -	- - -	- - -	- - -	- - -	- - -	- - -

The Corporation has no “Grants of Plan-Based Awards”, “Outstanding Equity Awards at Fiscal Year-End”, “Option Exercises and Stock Vested”, “Pension Benefits”, or “Nonqualified Deferred Compensation”. Nor does the Corporation have any “Post Employment Payments” to report.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No director, executive officer, nominee for election as a director of the Corporation, owner of five percent or more of the Corporation's outstanding shares, or member of their immediate family, has entered into any reportable, related transaction during the last two years except as follows:

▪

On February 1, 2007, the Corporation authorized the issuance of 92,500 pre reverse split shares (reverse split effected April 27, 2007) of the Corporation’s restricted common stock to Eric Montandon, our chief executive officer and a director, pursuant to the exemptions from registration provided by Section 4(2) and Regulation D of the Securities Act of 1933, as amended valued at $0.08 a share in settlement of debt in the amount of $7,400.

DESCRIPTION OF SECURITIES

Common Stock

As of October 1, 2007, there were approximately 1,609 shareholders of record holding a total of 23,040,113(2:1 reverse split effected April 27, 2007) shares of the 100,000,000 shares of common stock authorized. The par value of the common stock is $0.001 per share. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

As of October 1, 2007, there were 1,000 shares of Series 1 preferred issued and outstanding of the 25,000,000 shares of preferred stock authorized. The par value of the preferred stock is $0.001 per share. The Corporation’s preferred stock may have such rights, preferences and designations and may be issued in such series as determined by the board of directors.

Transfer Agent and Registrar

The Corporation’s transfer agent and registrar is Interwest Transfer Company, Inc., 1981 East 4500 South Salt Lake City, Utah, 84117, (801) 272-9294.

PART II

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

As of the date of this filing, there is no public market for our securities. The Corporation has future plans to file for trading on the OTC Bulletin Board which is sponsored by the National Association of Securities Dealers (the "NASD"). However, there can be no assurance that the Corporation will ever be accepted for trading by the NASD.

As there is currently no public trading of our securities, there is no high or low bid pricing to report.

Dividends

The Corporation has not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the board of directors and will depend on our earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit the Corporation's ability to pay dividends on its common stock other than those generally imposed by applicable state law.

LEGAL PROCEEDINGS

The Corporation is not a party to material pending legal proceedings. To the best of our knowledge, no governmental authority or other party has threatened or is contemplating the filing of any material legal proceeding against us.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

The Corporation has had no changes in or disagreements with its accountants, as to accounting or financial disclosure over the two most recent fiscal years.

RECENT SALES OF UNREGISTERED SECURITIES

On September 18, 2007, the Corporation authorized the issuance of 187,500 shares of common stock to Orsa & Company for debt settlement in the amount of $30,000 or $0.16 per share pursuant to the exemptions from registration provided by Section 4(2) and Regulation D of the Securities Act of 1933, as amended (“Securities Act”).

The Corporation complied with the requirements of Section 4(2) of the Securities Act based on the following factors: (1) the issuance was an isolated private transaction by the Corporation which did not involve a public offering; (2) there was only one offeree who was issued the Corporation’s stock for debt settlement; (3) the offeree stated an intention not to resell the stock; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations that lead to the issuance of the stock took place directly between the offeree and the Corporation.

The Corporation complied with the requirements of Rule 506 of Regulation D of the Securities Act for the Regulation D equity financing by: (i) foregoing any general solicitation or advertising to market the securities; (ii) selling only to an accredited investor; (iii) having not violated antifraud prohibitions with the information provided to the creditor; (iv) being available to answer questions by the creditor; and (v) issuing restricted securities which cannot be sold for at least a year without registration.

On September 1, 2007 the Corporation authorized the issuance of an aggregate of 504,750 shares of common stock to 8 individuals or entities for cash consideration of $80,760 or $0.16 per share pursuant to the exemptions from registration provided by Regulation S of the Securities Act. No commissions were paid in connection with the equity financing.

Regulation S provides generally that any offer or sale that occurs outside of the United States is exempt from the registration requirements of the Securities Act, provided that certain conditions are met. Regulation S has two safe harbors. One safe harbor applies to offers and sales by issuers, securities professionals involved in the distribution process pursuant to contract, their respective affiliates, and persons acting on behalf of any of the foregoing (the “issuer safe harbor”), and the other applies to resales by persons other than the issuer, securities professionals involved in the distribution process pursuant to contract, their respective affiliates (except certain officers and directors), and persons acting on behalf of any of the forgoing (the “resale safe harbor”). An offer, sale or resale of securities that satisfied all conditions of the applicable safe harbor is deemed to be outside the United States as required by Regulation S. The distribution compliance period for shares sold in reliance on Regulation S is one year.

The Corporation complied with the requirements of Regulation S by having made no directed offering efforts in the United States, by offering only to subscribers who were outside the United States at the time the stock was issued, and ensuring that the subscribers to whom the stock was issued were non-U.S. subscribers with addresses in a foreign country.

The following individuals and entities were issued securities pursuant to the exemption from registration provided by Regulation S of the Securities Act:

Subscriber	Shares	Consideration	Amount	Exemption
Peter Hersey	6,250	Cash	$1,000	S
Don Mortensen	100,000	Cash	$16,000	S
Estec Superannuation Fund	45,000	Cash	$7,200	S
Rene Bloch	2,500	Cash	$400	S
Lesley Gray & Garry Gray	5,000	Cash	$800	S
Charles Warwick Beattie	15,000	Cash	$2,400	S
Gordon Howard	50,000	Cash	$8,000	S
Nine 2005 Holding Ltd.	281,000	Cash	$44,960	S

On September 1, 2007 the Corporation authorized the issuance of 1,000 Series 1 preferred shares of to Nine 2005 Holding Ltd. for cash consideration of $100,000 or $1,000 per share in connection with a financing commitment to purchase up to 5,000 Series 1 preferred shares, pursuant to the exemptions from registration provided by Section 4(2) and Regulation S of the Securities Act. No commissions were paid in connection with the equity financing.

The Corporation complied with the requirements of Section 4(2) of the Securities Act based on the following factors: (1) the issuance was an isolated private transaction by the Corporation which did not involve a public offering; (2) there was only one offeree who was issued the Corporation’s stock for cash consideration; (3) the offeree stated an intention not to resell the stock; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations that lead to the issuance of the stock took place directly between the offeree and the Corporation.

The Corporation complied with the requirements of Regulation S by having made no directed offering efforts in the United States, by offering only to a subscriber who was outside the United States at the time the stock was issued, and ensuring that the subscriber to whom the stock was issued was a non-U.S. subscriber with an address in a foreign country.

On September 1, 2007 the Corporation authorized the issuance of 1,400,000 shares of common stock to Peter Prescott in connection with the terms of the acquisition of the exclusive distribution rights to the Unic Cranes and Atomix Boats in the U.A.E. valued at $224,000 or $0.16 a share pursuant to the exemptions from registration provided by Section 4(2) and Regulation S of the Securities Act.

The Corporation complied with the requirements of Section 4(2) of the Securities Act based on the following factors: (1) the issuance was an isolated private transaction by the Corporation which did not involve a public offering; (2) there was only one offeree who was issued the Corporation’s stock in exchange for distribution and related rights; (3) the offeree stated an intention not to resell the stock; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations that lead to the issuance of the stock took place directly between the offeree and the Corporation.

The Corporation complied with the requirements of Regulation S by having made no directed offering efforts in the United States, by offering only to an offeree who was outside the United States at the time the stock was issued, and ensuring that the offeree to whom the stock was issued was a non-U.S. offeree with an address in a foreign country.

On February 1, 2007, the Corporation authorized the issuance of 1,663,200 pre-reverse split shares of common stock for aggregate cash consideration of $133,056 or $0.08 per share (reverse split effected April 27, 2007), in connection with an equity financing completed in 2006, to 23 subscribers and authorized the issuance of 7,830,596 common shares for aggregate debt settlement consideration of $482,400 or approximately $0.062 per share, in connection with debt settlements agreed upon in 2006, to 4 creditors, pursuant to the exemptions from registration provided by Section 4(2), Regulation D and Regulation S of the Securities Act. No commissions were paid in connection with the equity financing.

The Corporation complied with the requirements of Regulation S of the Securities Act by: (i) having no directed offering efforts made in the United States, (ii) offering only to subscribers or creditors who were outside of the United States at the time the securities were issued, and (iii) ensuring that the subscribers or creditors to whom the restricted securities were issued were non-U.S. residents with addresses in foreign countries.

The following individuals and entities were issued securities pursuant to the exemption from registration provided by Regulation S of the Securities Act:

Subscriber/Creditor	Shares	Consideration	Amount	Exemption
Terrano Investments, Ltd.	4,166,667	Debt Settle	$250,000	S
Adderley Davis & Associates, Ltd.	2,500,000	Debt Settle	$150,000	S
Digamber Naswa	1,071,429	Debt Settle	$75,000	S
George O’Neil	12,500	Cash	$1,000	S
Richard Bluett	37,500	Cash	$3,000	S
Alan Kindl	50,000	Cash	$4,000	S
Debra Dale	80,000	Cash	$6,400	S
Andrew Nairn	37,500	Cash	$3,000	S
John Irvine Sr.	12,500	Cash	$1,000	S
William Fulford	30,000	Cash	$2,400	S
Grant Kerr	12,500	Cash	$1,000	S
Frank Gammilonghi	30,000	Cash	$2,400	S
Andrew Buxton	12,500	Cash	$1,000	S
Warwick Beattie	50,000	Cash	$4,000	S
Anthony Robin Tunnicliffe	8,000	Cash	$640	S
Giovanni Renato Martinazzo	125,000	Cash	$10,000	S
Cees Koeman	12,500	Cash	$1,000	S
Alistair Maxwell	25,000	Cash	$2,000	S
Peter Nesveda	24,000	Cash	$1,920	S
Serina Delanis	2,700	Cash	$216	S
Finlay & Finlay (Investments) Pty Ltd.	242,000	Cash	$19,360	S
Craven Elliston & Hays Pty Limited	125,000	Cash	$10,000	S
Peter Starkie	100,000	Cash	$8,000	S
Tony Paskell	234,000	Cash	$18,720	S
Colin Clark	200,000	Cash	$16,000	S
Ross Thomas Blackmore	200,000	Cash	$16,000	S

The Corporation complied with the requirements of Rule 506 of Regulation D of the Securities Act for the Regulation D equity financing by: (i) foregoing any general solicitation or advertising to market the securities; (ii) selling only to an accredited investor; (iii) having not violated antifraud prohibitions with the information provided to the creditor; (iv) being available to answer questions by the creditor; and (v) issuing restricted securities to investors, which securities cannot be sold for at least a year without registration.

The Corporation complied with the requirements of Section 4(2) of the Securities Act based on the following factors: (1) the issuance was an isolated private transaction by the Corporation which did not involve a public offering to an officer and director of the Corporation; (2) there was only one offeree who was issued the Corporation’s stock for debt settlement; (3) the offeree stated an intention not to resell the stock; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations that lead to the issuance of the stock took place directly between the offeree and the Corporation.

The following individual was issued securities pursuant to the exemption from registration provided by Section 4(2) and Regulation D of the Securities Act:

Creditor	Shares	Consideration	Amount	Exemption
Eric Montandon	92,500	Debt Settle	$7,400	4(2)/D

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Article XI, Section 43 (a) of the Corporation’s bylaws, the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the Nevada General Corporation Law, as amended from time to time.

However, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation understands that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART F/S

See “Item 9.01 Financial Statements and Exhibits” below.

PART III

See “Item 9.01 Financial Statements and Exhibits” below.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

Pursuant to entering into the Unic Distribution Agreement, the Trident Distribution Agreement, and the Atomix Distribution Agreement as disclosed in Item 2.01 of this current report, the Corporation ceased being a shell company on May 31, 2007. Reference is made to the disclosures set forth in Item 2.01 of this current report, which disclosures are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

Financial Statements

The financial tables and notes for the Corporation should be read together with the Corporation’s “Management’s Discussion and Analysis” and “Results of Operations” incorporated by this report. The financial data for the years ended December 31, 2006 and December 31, 2005 is comprised of audited financial statements. The financial data for the six months ended June 30, 2007 and June 30, 2006 is comprised of unaudited interim financial statements. The aforementioned audited financial statements are incorporated herein by reference to the Corporation’s Form 10-KSB filed with the Commission on April 16, 2007 and the unaudited interim financial statements are incorporated herein by reference to the Corporation’s Form 10-QSB filed with the Commission on August 20, 2007.

Pro Forma Financial Information

The Corporation’s Pro Forma Consolidated Financial Statements and Notes for the periods ended March 31, 2007 and December 31, 2006 are attached as Exhibit 99 (i) and 99 (ii) hereto.

Exhibits

The following exhibits are filed herewith or incorporated by reference:

Exhibit No.	Description
3(i)(a)	Articles of Incorporation dated September 23, 1996 (incorporated by reference to the Form 10-12G filed with the Commission on October 20, 1999).
3(i)(b)	Amended Articles of Incorporation dated July 9, 1999 (incorporated by reference from Form 10-QSB filed with the Commission on October 20, 1999).
3(i)(c)	Amended Articles of Incorporation dated December 22, 1999 (incorporated by reference from Form 10-QSB filed with the Commission on May 15, 2007).
3(i)(d)	Amended Articles of Incorporation dated April 20, 2007 (incorporated by reference from Form 10-QSB filed with the Commission on May 15, 2007).

3(ii)(a) By-Laws dated May 6, 1999 (incorporated by reference Form 10-12G filed with the Commission on October 20, 1999).

3(ii)(b)	Amended Bylaws dated January 22, 2007 (incorporated by reference to the Form 8-K filed with the Commission on January 29, 2007).
10(i)	Share Purchase Agreement dated May 1, 2000 between Asia4Sale.com, Inc. and World Wide Auctioneers, Inc. (attached hereto).
10(ii)	Unic Distribution Agreement dated May 1, 2007 between Asia8, Inc. and Peter Prescott (attached hereto).
10(iii)	Tri Car Distribution Agreement dated May 1, 2007 between Asia8, Inc. and Asian Dragon Entertainment and Gaming Corporation (attached hereto).
10(iv)	Atomix Distribution Agreement dated May 1, 2007 between Asia8, Inc. and Peter Prescott (attached hereto).
14	Code of Ethics (Code of Conduct) (attached hereto).
99(i)	Pro-Forma Statements – period ended March 31, 2007 (attached hereto).
99(ii)	Pro-Forma Statements – period ended December 31, 2006 (attached hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Asia8, Inc.	Date

By: /s/ Eric Montandon	October 2, 2007

Name: Eric Montandon

Title:	Chief Executive Officer, Chief Financial Officer, and

Principal Accounting Officer